UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 31, 2016 (October 25, 2016)
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
(Address of principal executive offices)

(412) 394-2800
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On October 25, 2016, ATI announced the permanent closure of the Midland, PA melt and stainless steel sheet finishing facility and the Bagdad, PA grain-oriented electrical steel finishing facility. These facilities were indefinitely idled earlier in 2016, and management has concluded that the facilities cannot be operated at an acceptable rate of return. As a result of these actions, fourth quarter 2016 results are expected to include a range of $4 million to $14 million for contract termination costs, approximately $3 million of termination benefits for pension and other postretirement benefit obligations, and approximately $2 million for supplemental unemployment benefits. Cash expenditures for the contract termination and supplemental unemployment benefit costs are expected to be incurred through the first quarter of 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By: /s/ Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated: October 31, 2016